SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 14, 2014

EMAV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

DELAWARE	000-53492	26-3167800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Main Street, Suite 300
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 851-5996
(Registrant's telephone number including area code)

(Former name or former address, if changed since last report)
_____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective 14 November 2014 Wil Cashen resigned as the chief technology officer of Electric Motors and Vehicles Company (“EMAV”), the wholly-owned subsidiary of EMAV Holdings, Inc. (“Holdings”), by mutual agreement. Mr. Cashen resigned any and all other positions held by him with EMAV and Holdings as of 14 November 2014.

In connection with Mr. Cashen’s separation from Holdings and EMAV we entered into a Separation and Settlement Agreement with Mr. Cashen and his wholly-owned entity, HughesDietrich, LLC (“HD”). The effective date of the Separation and Settlement Agreement (the “Cashen Agreement”) is 14 November 2014. The Cashen Agreement provides for a mutual release of all claims between Mr. Cashen and HD on the one hand, and EMAV and Holdings on the other hand. Mr. Cashen is also prohibited from engaging in certain competitive activities, and he has agreed to provide consulting services to EMAV as reasonably requested by EMAV and in consideration for reasonable compensation. Any and all intellectual property previously assigned to EMAV or Holdings by Mr. Cashen shall remain the property of the appropriate company, with no further compensation or payment due to Mr. Cashen.

Mr. Cashen and HD were previously allocated thirteen million shares of Holdings common stock. Pursuant to the Cashen Agreement Mr. Cashen will retain one million shares of Holdings common stock. Holdings has sole discretion to determine disposition of the remaining twelve million shares of Holdings common stock, and has allocated those shares as follows: (i) seven million shares have been reallocated to other persons with no new or additional consideration received by Holdings and those shares will continue to be treated as issued and outstanding; and, (ii) five million shares have been cancelled and returned to the status of authorized and unissued shares.

The one million shares retained by Mr. Cashen may not be sold until 14 January 2016. Thereafter, Mr. Cashen may not sell during any thirty (30) day period more than ten thousand shares of his Holdings common stock. Further, each time Mr. Cashen seeks to sell a block of at least seven thousand five hundred shares of his Holdings common stock he shall first provide Holdings with a right of first refusal to acquire the subject shares.

The foregoing description of the Cashen Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Cashen Agreement. A copy of the Cashen Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished with this report:

Exhibit No.                      Exhibit Description

10.1                           Cashen Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 19 November 2014	EMAV HOLDINGS, INC.

By: /s/ Keith A. Rosenbaum
KEITH A. ROSENBAUM,
Chief Executive Officer